EXHIBIT 11

                                    FIBERMARK

                         STATEMENT REGARDING COMPUTATION
                            OF NET EARNINGS PER SHARE
                                    Unaudited

Statement regarding computation of per share earnings attached to and made part of Part II of Form 10-Q for the three-month period ended March 31, 1999 and 1998 of Form 10-Q for the three-month period ended March 31, 1999 and 1998

                                                       ---------       ---------
                                                       March 31,       March 31,
                                                          1999           1998
                                                       ---------       ---------
BASIC SHARES
          Weighted average number of
          shares issued and outstanding                7,790,933       7,702,906

DILUTIVE SHARES
          Average Fixed Stock Options                    174,425         420,752
                                                       ---------       ---------

          Adjusted weighted average shares             7,965,358       8,123,658